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                          STOCK OPTION GRANT AGREEMENT


         CompuCom Systems, Inc., a Delaware corporation (the "Company"), hereby grants to the grantee named below ("Grantee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below, subject to all of the terms and conditions contained in this Stock Option Grant Agreement.

                  Grant Date:                        October 22, 1998

                  Type of Option:                    Non-Qualified Stock Option

                  Shares Subject to Option:          500,000

                  Exercise Price Per Share:          $3.1875

                  Term of Option:                    10 years

         Shares subject to issuance under this Option do not vest until the first anniversary of the grant, and then shall vest according to the following vesting schedule:

                  October 22, 1999 to October 21, 2000              25%
                  October 22, 2000 to October 21, 2001              50%
                  October 22, 2001 to October 21, 2002              75%
                  On or after October 22, 2002                     100%

         This Option shall become exercisable by Grantee at any time following grant, subject to repurchase of any unvested Shares by the Company in the event of Grantee's termination of employment for any reason prior to the scheduled vesting date for such Shares. The purchase price for such unvested Shares shall be equal to purchase price paid for such shares. In the event Grantee exercises this Option to purchase unvested Shares, the certificate(s) representing such Shares shall be held in escrow by the Company until such time as the Shares become vested, and Grantee shall deposit with the Company a duly executed assignment separate from certificate containing a medallion signature guarantee.

         Grantee acknowledges that the grant and exercise of this Option, and the sale of Shares obtained through the exercise of this Option, may have tax implications that could result in adverse tax consequences to the Grantee and that Grantee is not relying on the Company for any tax, financial or legal advice and will consult a tax adviser prior to such exercise or disposition.

         1. Option Expiration. The Option shall automatically terminate upon the happening of the first of the following events:

         (a) The expiration of the three-month period after the Grantee ceases to be employed by, or in the service of, the Company if the termination is for any reason other than disability, death or cause;

         (b) The expiration of the one-year period after the Grantee ceases to be employed by, or in the service of, the Company on account of the Grantee's disability;

         (c) The expiration of the one-year period after the Grantee ceases to be employed by, or in the service of, the Company, if the Grantee dies while employed by the Company or within three months after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (a) above; or


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         (d) The date on which the Grantee ceases to be employed by the Company for cause. For purposes of this Option, cause shall mean, except to the extent otherwise specified by the Committee, a finding by the Committee that the Grantee has breached his employment or service contract, non-competition agreement or other obligation with the Company, or has been engaged in disloyalty to the Company, including without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment of service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

         Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the Term of Option specified herein. Any portion of the Option that is not vested at the time the Grantee ceases to be employed by, or in the service of, the Company shall immediately terminate.

         In the event a Grantee ceases to be employed by the Company for cause, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Grantee for such shares.

         2.     Exercise Procedures.

         (a) Subject to the provisions of this Stock Option Grant Agreement, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in Paragraph 10 below, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) by delivering Shares of the Company (duly endorsed for transfer or accompanied by stock powers signed in blank) which shall be valued at their fair market value on the date of delivery, or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board or delivery of a promissory note. The Board may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

         (b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee's death) represent that the Grantee is purchasing Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Stock Option Grant Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable, or to deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Options. Subject to Committee approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the maximum marginal tax rate for federal (including FICA), state and local tax liabilities.

         3. Restrictions on Exercise. Only the Grantee may exercise the Option during the Grantee's lifetime. After the Grantee's death, the Option shall be exercisable solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Stock Option Grant Agreement. Notwithstanding anything in this Stock Option Grant Agreement to the contrary, the Committee may provide, at or after grant, that a Grantee may transfer non-qualified stock options pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Committee may determine.

         4. Grant Subject to Committee Authority. The grant and exercise of this Option are subject to the interpretations, regulations and determinations concerning this Option established from time to time by the Committee that administers the Company's stock options, including, but not limited to, provisions

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pertaining to (i) rights and obligations with respect to withholding taxes, (ii)
the registration, qualification or listing of the Shares, (iii) capital or other changes of the Company, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option, and its decisions shall be conclusive as to any questions arising hereunder.

         5. No Employment Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee's employment or service at any time. The right of the Company to terminate at will the Grantee's employment or service at any time for any reason is specifically reserved. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Agreement or to create express or implied obligations to the Grantee of any nature.

         6. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option until certificates for Shares have been issued upon the exercise of the Option.

         7. No Disclosure. The Grantee acknowledges that the Company has no duty to disclose to the Grantee any material information regarding the business of the Company or affecting the value of the Shares before or at the time of a termination of the Grantee's employment or service, including without limitation any plans regarding a public offering or merger involving the Company.

         8. Assignment and Transfers. The rights and interests of the Grantee under this Stock Option Grant Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Stock Option Grant Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Stock Option Grant Agreement may be assigned by the Company without the Grantee's consent.

         9. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the State of Delaware.

         10. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the Company's headquarters and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

         In witness whereof, this Stock Option Grant Agreement has been executed by the Company by a duly authorized officer as of the date specified herein.

CompuCom Systems, Inc.                         Accepted:



By: /s/ Edward R. Anderson                     By:/s/ Thomas C. Lynch
   ----------------------------------------       ----------------------
      Edward R. Anderson                            Thomas C. Lynch, Optionee
      President and Chief Executive Officer


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